CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$3,407,000	$424.17

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

November 2017 Registration Statement No. 333-212571 Pricing Supplement dated November 17, 2017 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due November 20, 2020

Based on the Value of the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or any return of principal at maturity. Instead, the securities offer the opportunity for investors to receive a contingent quarterly payment equal to 2.15% of the stated principal amount with respect to each quarterly determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level. If the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment otherwise due. However, if on any determination date the closing price of any underlier is less than its initial underlier value, the securities will not be redeemed and if the closing price of any underlier is less than its downside threshold level, investors will not receive any contingent quarterly payment for the related quarterly period. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus the contingent quarterly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Because all payments on the securities are based on the worst performing of the underliers, a decline in the closing price of any underlier below its downside threshold level on most or all of the determination dates will result in few or no contingent quarterly payments and/or a significant loss of your investment, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent quarterly payments at a potentially above-market rate, subject to automatic early redemption. Investors will not participate in any appreciation of any underlier even though investors will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	Energy Select Sector SPDR® Fund (Bloomberg ticker symbol “XLE”) (the “XLE Fund”), Financial Select Sector SPDR® Fund (Bloomberg ticker symbol “XLF”) (the “XLF Fund”) and Technology Select Sector SPDR® Fund (Bloomberg ticker symbol “XLK”) (the “XLK Fund”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$3,407,000
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date:	November 17, 2017
Original issue date:	November 22, 2017
Maturity date*†:	November 20, 2020
Automatic early redemption:	If, on any determination date (other than the final determination date), the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that determination date. The securities will not be redeemed early if the closing price of any underlier is less than its initial underlier value on the related determination date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly payment otherwise due.
Contingent quarterly payment:

•   If, on any determination date, the closing price of each underlier is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of $0.215 (2.15% of the stated principal amount) per security on the related contingent payment date.

•   If, on any determination date, the closing price of any underlier is less than its downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•   If the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) stated principal amount plus (ii) the contingent quarterly payment otherwise due

•   If the final underlier value of any underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10 and will represent a loss of more than 30%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$10	$10	$0.20(2) $0.05(3)	$9.75
Total	$3,407,000	$3,407,000	$85,175	$3,321,825
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $9.539 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 13 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

Contingent Income Auto-Callable Securities due November 20, 2020

Based on the Value of the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

 Principal at Risk Securities

Terms continued from previous page:
Downside threshold level*:

With respect to the XLE Fund: $47.201, which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the XLF Fund: $18.312, which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the XLK Fund: $44.345, which is equal to 70% of its initial underlier value (rounded to three decimal places)

Initial underlier value*:

With respect to the XLE Fund: $67.43, which is the closing price of that underlier on the pricing date

With respect to the XLF Fund: $26.16, which is the closing price of that underlier on the pricing date

With respect to the XLK Fund: $63.35, which is the closing price of that underlier on the pricing date

Final underlier value*:	With respect to each underlier, the closing price of that underlier on the final determination date
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination dates†:	February 20, 2018, May 17, 2018, August 17, 2018, November 19, 2018, February 19, 2019, May 17, 2019, August 19, 2019, November 18, 2019, February 18, 2020, May 18, 2020, August 17, 2020 and November 17, 2020. We also refer to November 17, 2020 as the final determination date.
Contingent payment dates†:	February 23, 2018, May 22, 2018, August 22, 2018, November 23, 2018, February 22, 2019, May 22, 2019, August 22, 2019, November 21, 2019, February 21, 2020, May 21, 2020, August 20, 2020 and the maturity date
Closing price*:	With respect to each underlier, closing price has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06746N881 / US06746N8810
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If the shares of an underlier are de-listed or if an underlier is liquidated or otherwise terminated, the calculation agent may select a successor underlier or, if no successor underlier is available, may accelerate the maturity date. In addition, in the case of certain events related to an underlier, the calculation agent may adjust any variable, including but not limited to, that underlier and the initial underlier value, final underlier value, downside threshold level and closing price of that underlier if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that underlier. For more information, see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” in the accompanying prospectus supplement.
†	Each determination date may be postponed if that determination date is not a scheduled trading day with respect to any underlier or if a market disruption event occurs with respect to any underlier on that determination date as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with an Exchange-Traded Fund That Holds Equity Securities as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.

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 Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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 Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 13 of this document.

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 Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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 Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due November 20, 2020 Based on the Value of the Worst Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to $0.215 (2.15% of the stated principal amount), with respect to each quarterly determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level. However, if the closing price of any underlier is less than its downside threshold level on a determination date, investors will not receive any contingent quarterly payment for that determination date. The closing price of at least one of the underliers could be below its downside threshold level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities.

If the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment otherwise due. If the securities are automatically redeemed prior to maturity, investors will receive no further contingent quarterly payments. At maturity, if the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will be equal to the stated principal amount plus the contingent quarterly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment based on the performance of the worst performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlier.

Key Investment Rationale

The securities offer investors an opportunity to receive a contingent quarterly payment of $0.215 (2.15% of the stated principal amount) with respect to each determination date on which the closing price of each underlier is greater than or equal to its downside threshold level. If, on any determination date (other than the final determination date), the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the contingent quarterly payment otherwise due. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1

On any determination date (other than the final determination date), the closing price of each underlier is greater than or equal to its initial underlier value.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment otherwise due.

▪  Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment otherwise due.

▪  Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪  The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 70% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value. For example, if the final underlier value of the worst performing underlier is 55% less than its initial underlier value, the securities will pay $4.50 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

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 Principal at Risk Securities

Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You do not anticipate that the closing price of any underlier will be less than its downside threshold level on any determination date, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are willing and able to forgo participation in any appreciation of any underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the underliers or the securities held by the underliers, nor will you have any voting rights with respect to the underliers or the securities held by the underliers.

▪	You are willing and able to accept the risk that the securities may be automatically redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You anticipate that the closing price of any underlier will be less than its downside threshold level on one or more determination dates, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underliers or the securities held by the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

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 Principal at Risk Securities

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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 Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing price of each underlier on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an automatic early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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 Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: $70.000, which is 70% of its hypothetical initial underlier value
Contingent Quarterly Payment:	$0.215 (2.15% of the stated principal amount)
Stated Principal Amount:	$10 per security

* Terms used for purposes of these hypothetical examples do not represent the actual initial underlier values or downside threshold levels applicable to the securities. In particular, the hypothetical initial underlier value of $100.00 for each underlier used in these examples has been chosen for illustrative purposes only and does not represent the actual initial underlier value for any underlier. Please see “Energy Select Sector SPDR® Fund Overview,” “Financial Select Sector SPDR® Fund Overview” and “Technology Select Sector SPDR® Fund Overview” below for recent actual values of the underliers. The actual initial underlier value and downside threshold level with respect to each underlier are set forth on the cover page of this document.

The examples below are based on the worst performing underlier as of each determination date. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing price of any underlier will be on any determination date. For purposes of the examples below, the “worst performing underlier” on any determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing price on that determination date.

In Examples 1 and 2, the closing price of each underlier is greater than or equal to its hypothetical initial underlier value of $100.00 on one of the determination dates prior to the final determination date. Because the closing price of each underlier is greater than or equal to its initial underlier value on one of the determination dates prior to the final determination date, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of at least one of the underliers on the determination dates prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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Contingent Income Auto-Callable Securities due November 20, 2020

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 Principal at Risk Securities

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	$0	N/A	$95.00	$0.215	N/A
#2	$100.00	—*	$10.215	$50.00	$0	N/A
#3	N/A	N/A	N/A	$65.00	$0	N/A
#4	N/A	N/A	N/A	$68.00	$0	N/A
#5	N/A	N/A	N/A	$80.00	$0.215	N/A
#6	N/A	N/A	N/A	$75.00	$0.215	N/A
#7	N/A	N/A	N/A	$65.00	$0	N/A
#8	N/A	N/A	N/A	$95.00	$0.215	N/A
#9	N/A	N/A	N/A	$80.00	$0.215	N/A
#10	N/A	N/A	N/A	$125.00	—*	$10.215
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* If the securities are automatically redeemed, the early redemption payment will include the contingent quarterly payment otherwise due.

In Example 1, the securities are automatically redeemed following the second determination date, as the closing price of each underlier on the second determination date is greater than or equal to its initial underlier value. Following the second determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.215 = $10.215

In this example, the automatic early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

In Example 2, the securities are automatically redeemed following the tenth determination date, as the closing price of each underlier on the tenth determination date is greater than its initial underlier value. As the closing prices of each underlier on the first, fifth, sixth, eighth and ninth determination dates are greater than or equal to its downside threshold level, you receive the contingent quarterly payment of $0.215 with respect to those determination dates. Following the tenth determination date, you receive an early redemption payment of $10.215, which includes the contingent quarterly payment with respect to that determination date.

In this example, the automatic early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worst performing underlier has appreciated by 25% from its initial underlier value on the tenth determination date, upon automatic early redemption, you receive only $10.215 per security and do not benefit from the appreciation of any underlier.

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 Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	$0	N/A	$45.00	$0	N/A
#2	$67.00	$0	N/A	$60.00	$0	N/A
#3	$60.00	$0	N/A	$57.50	$0	N/A
#4	$55.00	$0	N/A	$65.00	$0	N/A
#5	$45.00	$0	N/A	$68.00	$0	N/A
#6	$40.00	$0	N/A	$60.00	$0	N/A
#7	$45.00	$0	N/A	$65.00	$0	N/A
#8	$55.00	$0	N/A	$55.00	$0	N/A
#9	$62.50	$0	N/A	$45.00	$0	N/A
#10	$50.00	$0	N/A	$67.50	$0	N/A
#11	$65.00	$0	N/A	$65.00	$0	N/A
Final Determination Date	$50.00	$0	N/A	$80.00	—*	N/A
Payment at Maturity	$5.00			$10.215

* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

In Example 3, the closing price of at least one underlier is below its downside threshold level on each determination date throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing prices of the other underliers on any of the determination dates have appreciated or have not declined below their respective downside threshold levels. In addition, because the final underlier value of the worst performing underlier is less than its downside threshold level, at maturity, you are fully exposed to the decline in the closing price of the worst performing underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount per security, calculated as follows:

($10 × underlier performance factor of the worst performing underlier)

= $10 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $10 × ($50.00 /$100.00) = $5.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing price of at least one underlier is below its downside threshold level on each of the determination dates prior to the final determination date. As a result, you do not receive any contingent quarterly payments following those determination dates, even if the closing prices of the other underliers on those determination dates have appreciated or have not declined below their respective downside threshold levels. In addition, the closing price of the worst performing underlier decreases to a final underlier value of $80.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount plus a contingent quarterly payment. Your payment at maturity is calculated as follows:

$10 + $0.215 = $10.215

In this example, although the final underlier value of the worst performing underlier represents a 20% decline from its initial underlier value, you receive the stated principal amount per security plus the contingent quarterly payment otherwise due, equal to a total payment of $10.215 per security at maturity.

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 Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers or the securities held by the underliers or composing the indices tracked by the underliers (the “tracked indices”). The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise).”

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing price of any underlier on the applicable determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each underlier is greater than or equal to its downside threshold level on the related determination date. If the closing price of any underlier is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the related quarterly period. The closing price of any underlier could be below its downside threshold level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

November 2017	Page 13

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 Principal at Risk Securities

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. To receive any contingent quarterly payments, each underlier must close at or above its downside threshold level on the applicable determination date. In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With three underliers, it is more likely that any underlier will close below its downside threshold level on any determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment. In addition, because each underlier must close above its initial underlier value on a quarterly determination date (other than the final determination date) in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination date (other than the final determination date) than if the securities were linked to just one underlier.

▪	Automatic early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Contingent repayment of principal applies only at maturity. You should be willing and able to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪	You will not participate in any appreciation in the value of any underlier. You will not participate in any appreciation in the value of any underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each underlier is greater than or equal to its downside threshold level.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The contingent quarterly payment is based solely on the closing price of each underlier on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price of each underlier on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment with respect to a quarterly period until the related determination date. Moreover, because each contingent quarterly payment is based solely on the closing price of each underlier on a specific determination date, if the closing price of any underlier on that determination date is less than its downside threshold level, you will not receive any contingent quarterly payment with respect to the related quarterly period, even if the closing price of that underlier was higher on other days during the term of the securities.

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 Principal at Risk Securities

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the prices of the underliers over a period of time. The contingent quarterly payment will be determined on the pricing date based on a number of factors, including the expected volatility of the underliers. The contingent quarterly payment will be higher than the fixed rate that we would pay on a conventional debt security of the same tenor and will be higher than it otherwise would have been had the expected volatility of the underliers, calculated as of the pricing date, been lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing price of that underlier will be less than its downside threshold level on one or more determination dates and (b) the final underlier value of that underlier will be less than its downside threshold level.

Accordingly, you should understand that a higher contingent quarterly payment will reflect, among other things, an indication of a greater likelihood that you will (a) not receive contingent quarterly payments with respect to one or more determination dates and/or (b) incur a loss of principal at maturity than would have been the case had the contingent quarterly payment been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent quarterly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	Owning the securities is not equivalent to owning either or both underliers, the securities held by the underliers or the securities composing the tracked indices. The return on your securities may not reflect the return you would realize if you actually owned the underliers, the securities held by the underliers or the securities composing the tracked indices. For example, as a holder of the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the underliers, the securities held by the underliers or the securities composing the tracked indices.

▪	Certain features of the underliers will impact the value of the securities. The performance of the underliers will not fully replicate the performance of the tracked indices, and the underliers may hold securities not included in the tracked indices. The value of the underliers is subject to:

o	Management risk. This is the risk that the investment strategy for the underliers, the implementation of which is subject to a number of constraints, may not produce the intended results.

o	Derivatives risk. The underliers may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices.

o	Transaction costs and fees. Unlike the tracked indices, the underliers will reflect transaction costs and fees that will reduce its performance relative to the tracked indices.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, the underliers may diverge significantly from the performance of the tracked indices due to differences in trading hours between the underliers and the securities composing the tracked indices or other circumstances. During periods of market volatility, securities held by the underliers may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of the underliers and the liquidity of the underliers may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in the underliers. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the underliers. As a result, under these circumstances, the market value of the underliers may vary substantially from the net asset value per share of the underliers. Because the securities are linked to the performance of the underliers and not the tracked indices, the return on your securities may be less than that of an alternative investment linked directly to the tracked indices.

▪	Adjustments to the underliers or to their tracked indices could adversely affect the value of the securities. The investment adviser to the underliers seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the tracked indices. Pursuant to its investment strategy or otherwise, an investment adviser may add, delete or substitute the components of the underliers. Any of these actions could adversely affect the value of the underliers and, consequently, the value of the securities.

In addition, the publisher of the tracked indices is responsible for calculating and maintaining the tracked indices. The tracked indices publisher may add, delete or substitute the securities composing that tracked indices or make other methodological changes required by certain corporate events relating to the securities composing the tracked indices, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the tracked indices. The tracked indices publisher may also discontinue or suspend calculation or publication of the tracked indices at any time. If this discontinuance or suspension occurs, following the termination of any underlier, the calculation agent will have the sole discretion to substitute a successor fund that is comparable to the discontinued underlier, or if the calculation agent determines that no successor fund is available, to accelerate the maturity date of the securities. If the securities are accelerated, investors will not receive any further contingent quarterly payments. Any of these actions could adversely affect the value of the underliers and, consequently, the value of the securities.

For a description of the actions that may be taken by the calculation agent in the event that the publisher of either tracked index discontinues or suspends calculation of that tracked index or any underlier is liquidated or otherwise terminated, see

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 Principal at Risk Securities

“Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” in the prospectus supplement.

▪	The equity securities held by the underliers are concentrated in the energy, financials and technology sectors. Each of the equity securities held by the XLE Fund has been issued by a company whose business is associated with the energy sector. Each of the equity securities held by the XLF Fund has been issued by a company whose business is associated with the financials sector. Each of the equity securities held by the XLK Fund has been issued by a company whose business is associated with the technology sector. Because the value of the securities is determined by the performance of the underliers, an investment in the securities will be concentrated in these industries. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The XLF Fund recently ceased providing exposure to the real estate sector. The XLF Fund seeks to track the Financial Select Sector Index. On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In order to implement a corresponding change to its portfolio, the XLF Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR Fund and then distributed those shares to its holders as a special share distribution with an ex-date of September 19, 2016. As of September 19, 2016, the XLF Fund no longer holds real estate stocks. The XLF Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which exclude real estate stocks. Consequently, the XLF Fund is less diversified, and is more concentrated in the financials sector, than it was before this change to its portfolio.

The distributed shares of the Real Estate Select Sector SPDR Fund represented approximately 18.8% of the net asset value of the XLF Fund as of September 16, 2016. Accordingly, the changes to the XLF Fund described above represent a significant change in the nature of the XLF Fund and its holdings. These changes could adversely affect the performance of the XLF Fund and, in turn, your return on the securities.

▪	The calculation agent has discretion to make antidilution adjustments. For certain events affecting an underlier, the calculation agent may make adjustments to the amounts payable on the securities. However, the calculation agent will not make such adjustments in response to all events that could affect an underlier. If an event occurs for an underlier that does not require the calculation agent to make such adjustments, the value of the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the prospectus supplement as necessary to achieve an equitable result.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, as a result, the downside threshold levels, which are the prices at or above which the respective underliers must close on each determination date in order for you to receive a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the underliers on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing price of any underlier has been, or is expected to be, below its downside threshold level on any determination date;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the underliers and the securities held by the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

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 Principal at Risk Securities

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities held by the underliers and that may affect the final underlier values; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Energy Select Sector SPDR® Fund Overview,” “Financial Select Sector SPDR® Fund Overview” and “Technology Select Sector SPDR® Fund Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

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In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of each underlier and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of any underlier is to be determined; if the shares of any underlier are de-listed or if any underlier is liquidated or otherwise terminated, selecting a successor underlier or, if no successor underlier is available, determining whether to accelerate the maturity date; and determining whether to adjust any variable described herein in the case of certain events related to any underlier that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

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Energy Select Sector SPDR® Fund Overview

The XLE Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index. For more information about the XLE Fund, see “Annex—The Select Sector SPDR® Funds” below.

Information about the XLE Fund as of market close on November 17, 2017:

Bloomberg Ticker Symbol:	XLE	52 Week High:	$77.83
Current Closing Price:	$67.43	52 Week Low:	$62.00
52 Weeks Ago (11/18/2016):	$71.13

The following table sets forth the published high, low and period-end closing prices of the XLE Fund for each quarter for the period of January 3, 2012 through November 17, 2017. The associated graph shows the closing prices of the XLE Fund for each day in the same period. The closing price of the XLE Fund on November 17, 2017 was $67.43. We obtained the closing prices of the XLE Fund from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the XLE Fund should not be taken as an indication of future performance. Future performance of the XLE Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the XLE Fund during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the XLE Fund will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Energy Select Sector SPDR® Fund	High	Low	Period End
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter	$82.94	$74.64	$75.16
Third Quarter	$74.54	$59.22	$61.20
Fourth Quarter	$71.40	$58.78	$60.55
2016
First Quarter	$63.75	$51.80	$61.92
Second Quarter	$69.50	$60.18	$68.24
Third Quarter	$71.80	$65.27	$70.61
Fourth Quarter	$77.83	$67.77	$75.32
2017
First Quarter	$76.17	$68.24	$69.90
Second Quarter	$70.90	$63.95	$64.92
Third Quarter	$68.49	$62.00	$68.48
Fourth Quarter (through November 17, 2017)	$70.25	$67.08	$67.43

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XLE Fund Historical Performance* January 3, 2012 to November 17, 2017

* The dotted line indicates the downside threshold level of 70% of the initial underlier value of the XLE Fund.

Past performance is not indicative of future results.

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Financial Select Sector SPDR® Fund Overview

The XLF Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the financials sector, as represented by the Financial Select Sector Index. For more information about the XLF Fund, see “Annex—The Select Sector SPDR® Funds” below.

Information about the XLF Fund as of market close on November 17, 2017:

Bloomberg Ticker Symbol:	XLF	52 Week High:	$26.89
Current Closing Price:	$26.16	52 Week Low:	$22.15
52 Weeks Ago (11/18/2016):	$22.16

The following table sets forth the published high, low and period-end closing prices of the XLF Fund for each quarter for the period of January 3, 2012 through November 17, 2017. The associated graph shows the closing prices of the XLF Fund for each day in the same period. The closing price of the XLF Fund on November 17, 2017 was $26.16. We obtained the closing prices of the XLF Fund from Bloomberg, without independent verification. Historical performance of the XLF Fund should not be taken as an indication of future performance. Future performance of the XLF Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the XLF Fund during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the XLF Fund will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

On September 19, 2016, the XLF Fund made a significant change to its portfolio so that it no longer holds real estate stocks. The XLF Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which exclude real estate stocks. The historical performance of the XLF Fund shown below might have been meaningfully different had the XLF Fund not held real estate stocks prior to September 19, 2016.

Financial Select Sector SPDR® Fund	High	Low	Period End
2012
First Quarter	$12.97	$10.80	$12.81
Second Quarter	$12.92	$10.86	$11.87
Third Quarter	$13.22	$11.55	$12.67
Fourth Quarter	$13.55	$12.31	$13.32
2013
First Quarter	$15.00	$13.68	$14.77
Second Quarter	$16.38	$14.48	$15.83
Third Quarter	$16.95	$15.76	$16.18
Fourth Quarter	$17.75	$15.89	$17.75
2014
First Quarter	$18.25	$16.67	$18.14
Second Quarter	$18.60	$17.28	$18.47
Third Quarter	$19.33	$17.99	$18.81
Fourth Quarter	$20.33	$17.90	$20.08
2015
First Quarter	$20.08	$18.68	$19.58
Second Quarter	$20.52	$19.56	$19.80
Third Quarter	$20.77	$18.09	$18.40
Fourth Quarter	$20.16	$18.41	$19.31
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25

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Financial Select Sector SPDR® Fund	High	Low	Period End
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter (through November 17, 2017)	$26.89	$26.05	$26.16

XLF Fund Historical Performance* January 3, 2012 to November 17, 2017

* The dotted line indicates the downside threshold level of 70% of the initial underlier value of the XLF Fund.

Past performance is not indicative of future results.

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Technology Select Sector SPDR® Fund Overview

The XLK Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index. For more information about the XLK Fund, see “Annex—The Select Sector SPDR® Funds” below.

Information about the XLK Fund as of market close on November 17, 2017:

Bloomberg Ticker Symbol:	XLK	52 Week High:	$64.01
Current Closing Price:	$63.35	52 Week Low:	$46.52
52 Weeks Ago (11/18/2016):	$47.36

The following table sets forth the published high, low and period-end closing prices of the XLK Fund for each quarter for the period of January 3, 2012 through November 17, 2017. The associated graph shows the closing prices of the XLK Fund for each day in the same period. The closing price of the XLK Fund on November 17, 2017 was $63.35. We obtained the closing prices of the XLK Fund from Bloomberg, without independent verification. Historical performance of the XLK Fund should not be taken as an indication of future performance. Future performance of the XLK Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the XLK Fund during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the XLK Fund will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Technology Select Sector SPDR® Fund	High	Low	Period End
2012
First Quarter	$30.44	$25.81	$30.15
Second Quarter	$30.48	$27.20	$28.75
Third Quarter	$31.66	$27.90	$30.83
Fourth Quarter	$31.05	$27.62	$28.95
2013
First Quarter	$30.43	$29.21	$30.27
Second Quarter	$32.20	$29.31	$30.59
Third Quarter	$32.80	$30.75	$32.03
Fourth Quarter	$35.74	$31.53	$35.74
2014
First Quarter	$36.65	$34.09	$36.35
Second Quarter	$38.42	$35.20	$38.35
Third Quarter	$40.60	$38.42	$39.91
Fourth Quarter	$42.49	$37.21	$41.35
2015
First Quarter	$43.43	$39.90	$41.44
Second Quarter	$43.78	$41.36	$41.40
Third Quarter	$43.67	$37.70	$39.50
Fourth Quarter	$44.57	$39.52	$42.83
2016
First Quarter	$44.45	$38.71	$44.36
Second Quarter	$44.70	$41.42	$43.36
Third Quarter	$47.91	$43.15	$47.78
Fourth Quarter	$49.17	$46.02	$48.36
2017
First Quarter	$53.43	$48.79	$53.31
Second Quarter	$57.44	$52.37	$54.72
Third Quarter	$59.10	$54.34	$59.10
Fourth Quarter (through November 17, 2017)	$64.01	$59.19	$63.35

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XLK Fund Historical Performance* January 3, 2012 to November 17, 2017

* The dotted line indicates the downside threshold level of 70% of the initial underlier value of the XLK Fund.

Past performance is not indicative of future results.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” exclude from their scope instruments issued in 2017 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying

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Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.
Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers or the tracked indices and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 28, 2017, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 28, 2017, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 28, 2017, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

We expect that delivery of the securities will be made against payment for the securities on the original issue date indicated on the cover of this document, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

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Annex

The Select Sector SPDR® Funds

We have derived all information contained in this document regarding the Select Sector SPDR® Funds set forth in the table below (each, a “Select Sector SPDR® Fund” and collectively, the “Select Sector SPDR® Funds”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). Each Select Sector SPDR® Fund is an investment portfolio managed by SSGA FM, the investment adviser to the Select Sector SPDR® Funds. Each Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in a Select Sector Index, as specified in the table below. The companies included in each Select Sector Index (as defined below) are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. For more information about the Select Sector Indices, see “The Select Sector Indices” below.

Select Sector SPDR® Fund	Ticker	Select Sector Index
Energy Select Sector SPDR® Fund (the “XLF Fund”)	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund (the “XLF Fund”)	XLF	Financial Select Sector Index
Technology Select Sector SPDR® Fund (the “XLK Fund”)	XLK	Technology Select Sector Index

On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In order to implement a corresponding change to its portfolio, the XLF Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR Fund and then distributed those shares to its holders as a special share distribution with an ex-date of September 19, 2016. As of September 19, 2016, the XLF Fund no longer holds real estate stocks. The XLF Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which exclude real estate stocks.

In seeking to track the performance of the relevant Select Sector Index, each Fund employs a replication strategy, which means that the Funds typically invest in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index, or amounts of those securities in proportion to their weighting in that Select Sector Index. Under these circumstances, where SSGA FM intends to employ a sampling strategy in managing the Select Sector SPDR® Funds. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the relevant index and derivatives that have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.

While SSGA FM seeks to track the performance of the relevant Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector SPDR® Fund’s return may not match or achieve a high degree of correlation with the return of the relevant Select Sector Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For example, it may take several business days for additions and deletions to the relevant Select Sector Index to be reflected in the portfolio composition of the Select Sector SPDR® Fund.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector SPDR® Funds. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the Select Sector SPDR® Funds, please see the Select Sector SPDR® Funds’ prospectus. In addition, information about the Select Sector Trust, SSGA FM and the Select Sector SPDR® Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at www.sectorspdrs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the Select Sector Trust website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this document.

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The Select Sector Indices

All information contained in this document regarding the Energy Select Sector Index, the Financial Select Sector Index, the Technology Select Sector Index and the other Select Sector sub-indices of the S&P 500® Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Sector Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the Select Sector Indices.

The constituents included in each Select Sector Index at each moment in time are members of the S&P 500® Index. For additional information about the S&P 500® Index, see “Indices—S&P U.S. Indices” in the accompanying index supplement. S&P Dow Jones assigns constituents to a Select Sector Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”).

The Energy Select Sector Index

The Energy Select Sector Index measures the performance of the GICS® energy sector, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financial Select Sector Index

The Financial Select Sector Index measures the performance of the GICS® financials sector, which currently includes companies in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”) and insurance. Prior to September 19, 2016, the Financial Select Sector Index also included companies in the GICS® real estate industry group, which includes the equity REIT and real estate management and development industries. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Technology Select Sector Index

The Technology Select Sector Index measures the performance of the GICS® information technology and telecommunication services sectors, which currently includes companies in the following industries: internet software and services; IT services; software; communications equipment; technology hardware, storage, and peripherals; electronic equipment, instruments and components; semiconductors and semiconductor equipment; diversified telecommunication services; and wireless telecommunication services. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

Select Sector Index Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the second to last business day of March, June, September and December using the following procedures:

1.	The rebalancing reference date is two business days prior to the last business day of March, June, September and December.

2.	Using adjusted prices as of the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as described below.

3.	The Select Sector Indices are first evaluated based on each companies’ modified market capitalization weight to ensure none of the Select Sector Indices breach the maximum allowable limits defined in paragraphs 4 and 7 below. If a Select Sector Index does breach any of the allowable limits, the companies are reweighted based on their float-adjusted market capitalization weights calculated using adjusted prices as of the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date.

4.	If any company has a weight greater than 24%, that company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

5.	All excess weight is equally redistributed to all uncapped companies within the relevant Select Sector Capped Index.

6.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

7.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

8.	If the rule in paragraph 7 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.6%.

9.	This excess weight is equally redistributed to all companies with weights below 4.6%. This process is repeated iteratively until paragraph 7 is satisfied.

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10.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “Indices—S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX were added to the universe of securities that are eligible for inclusion in the S&P 500® Index and, effective March 10, 2017, the minimum unadjusted company market capitalization for potential additions to the S&P 500® Index was increased to $6.1 billion from $5.3 billion. In addition, as of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change.

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